TO THE SECRETARY OF
RIVERSOURCE LIFE INSURANCE COMPANY

By Consent in Writing in Lieu of a Meeting of the Board of Directors of RiverSource Life Insurance Company (previously IDS Life Insurance Company) received by the Secretary on October 16, 1985, the Board of Directors of RiverSource Life Insurance Company:

         RESOLVED, That the five separate accounts, IDS Life Accounts P, Q, R, S and T, established in accordance with Section 61A.14 Minnesota Statutes at a meeting of the Board of Directors of the Corporation on May 9, 1985, are hereby collectively reconstituted as IDS Life Variable Life Separate Account (currently comprised of five subaccounts) which the Board establishes as a Successor Issuer under Rule 414 of the Securities Act of 1933...; and

         RESOLVED, That relative to the existing RiverSource Variable Life Separate Account (previously IDS Life Variable Life Separate Account), the proper officers of the Corporation are authorized and directed, as they may deem appropriate from time to time in accordance with applicable laws and regulations: to establish further subaccounts within such separate account as they determine to be appropriate.

As President of RiverSource Life Insurance Company, I hereby establish, in accordance with the above resolution and pursuant to authority granted by the Board of Directors of RiverSource Life Insurance Company, the additional subaccounts within the separate account as reflected in the following table:

-------------------------------------------------------------------------------------------------------------
NEW SUBACCOUNT                                          INVESTING IN SHARES OF:
-------------------------------------------------------------------------------------------------------------
AIM VI Intl Gro, Ser  II                                AIM V.I. International Growth Fund, Series II Shares
-------------------------------------------------------------------------------------------------------------
AB VPS Lg Cap Gro, Cl B                                 AllianceBernstein VPS Large Cap Growth Portfolio
                                                        (Class B)
-------------------------------------------------------------------------------------------------------------
CS Commodity Return                                     Credit Suisse Trust - Commodity Return Strategy
                                                        Portfolio
-------------------------------------------------------------------------------------------------------------
EV VT Floating-Rate Inc                                 Eaton Vance VT Floating-Rate Income Fund
-------------------------------------------------------------------------------------------------------------
Fid VIP Contrafund, Serv Cl 2                           Fidelity(R) VIP Contrafund(R) Portfolio Service
                                                        Class 2
-------------------------------------------------------------------------------------------------------------
Janus Aspen Lg Cap Gro, Serv                            Janus Aspen Series Large Cap Growth Portfolio:
                                                        Service Shares
-------------------------------------------------------------------------------------------------------------
PIMCO VIT All Asset, Advisor Cl                         PIMCO VIT All Asset Portfolio, Advisor Share Class
-------------------------------------------------------------------------------------------------------------
VanK LIT Comstock, Cl II                                Van Kampen Life Investment Trust Comstock
                                                        Portfolio, Class II Shares
-------------------------------------------------------------------------------------------------------------
VanK UIF Global Real Est, Cl II                         Van Kampen UIF Global Real Estate Portfolio, Class
                                                        II Shares
-------------------------------------------------------------------------------------------------------------
VanK UIF Mid Cap Gro, Cl II                             Van Kampen UIF Mid Cap Growth Portfolio, Class II
                                                        Shares
-------------------------------------------------------------------------------------------------------------

In accordance with the stated resolution and pursuant to authority granted by the Board of Directors of RiverSource Life Insurance Company, the unit investment trust comprised of RiverSource Variable Life Separate Account is hereby reconstituted as RiverSource Variable Life Separate Account consisting of 91 subaccounts.

Signed by:                              Received by:

/s/ Timothy V. Bechtold                 /s/ Thomas R. Moore
-----------------------                 -------------------
    Timothy V. Bechtold                     Thomas R. Moore
    President                               Secretary
    RiverSource Life Insurance Company      RiverSource Life Insurance Company


Dated: April 24, 2007                   Dated: April 24, 2007